Exhibit (a)(1)(P)

Form of Email Notice Confirming Receipt of Election Form to Participate in the Exchange Offer

From:	Sarah Sardella
Subject:	Confirmation of Receipt of Option Exchange Election Form
To:	Eligible Employee (after election)
Date:	[DATE SENT]

This message confirms that TCR2 Therapeutics, Inc. (“TCR2”) has received your Stock Option Exchange Program Election Form. If you did not submit this form and believe you are receiving this email in error, please contact AskHR@tcr2.com for assistance.

Your Election is as follows: [paste screenshot from received form -- example below]

☐	No, reject the Exchange Offer and retain all Eligible Options

☒	Yes, exchange Eligible Option(s) for New Restricted Stock Unit(s) as indicated below:

ELIGIBLE OPTIONS						NEW RSUs		Exchange Eligible Options for New RSUs?
Grant ID	Grant Date	Grant Type	Vesting Start Date	Exercise Price	Outstanding Shares	Ratio	RSUs
FIDKW3GJR8D68	7/30/21	ISO	7/30/21	$12.44	20,000	3 to 1	6,667	☒	Yes	☐	No
#N/A	#N/A	#N/A	#N/A	#N/A	#N/A	#N/A	#N/A	☐	Yes	☒	No
#N/A	#N/A	#N/A	#N/A	#N/A	#N/A	#N/A	#N/A	☐	Yes	☒	No
#N/A	#N/A	#N/A	#N/A	#N/A	#N/A	#N/A	#N/A	☐	Yes	☒	No
#N/A	#N/A	#N/A	#N/A	#N/A	#N/A	#N/A	#N/A	☐	Yes	☒	No
#N/A	#N/A	#N/A	#N/A	#N/A	#N/A	#N/A	#N/A	☐	Yes	☒	No

Your Election may be changed or withdrawn at any time before 11:59 p.m., Eastern Time, on November 16, 2022, unless the Exchange Offer is extended by the Company (“Expiration Time”). To withdraw your Election, please deliver a completed and signed Notice of Withdrawal [link] to AskHR@tcr2.com before the Expiration Time. If you withdraw your current election, a new Election Form will be sent to your TCR2 email address.

If your Election Form has been properly completed and signed, all eligibility requirements are met, and you do not deliver a signed Notice of Withdrawal before the Expiration Time, we expect to accept the Eligible Options you have elected to exchange and to grant you New RSUs promptly following the Expiration Time, subject to the terms and conditions of the Exchange Offer.

In addition, we will separately provide you with a notice of grant of restricted stock unit award and a restricted stock unit award agreement for your New RSUs via the Company’s online equity plan portal.

If you have any questions regarding these elections, the Exchange Offer in general, or to request assistance, please email AskHR@tcr2.com.

Capitalized terms used but not otherwise defined in this email shall have the meanings set forth in the Exchange Offer documents.